Exhibit 10.2

RESTRICTED STOCK UNIT GRANT NOTICE AND AGREEMENT

XBP Europe Holdings, Inc. (the “Company”), pursuant to its 2024 Stock Incentive Plan (as may be amended, restated or otherwise modified from time to time, the “Plan”), hereby grants to Holder the number of Restricted Stock Units, subject to adjustment as provided in the Plan (the “Restricted Stock Units”). The Restricted Stock Units are subject to all of the terms and conditions set forth in this Restricted Stock Unit Grant Notice and Agreement (this “Award Agreement”), as well as all of the terms and conditions of the Plan, all of which are incorporated herein in their entirety. To the extent that any provisions herein (or portion thereof) conflicts with any provision of the Plan, the Plan shall prevail and control. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Holder:	[__]
Date of Grant:	[__], 20[__]
Vesting Commencement Date:	[__], 20[__]
Number of Restricted Stock Units:	[__]
Vesting Schedule:	[__]

Settlement:

Upon vesting of a Restricted Stock Unit, the Company shall settle each Restricted Stock Unit by delivering to Holder one share of Stock for each Restricted Stock Unit that vested as soon as practicable (but not more than thirty (30) days) following each vesting date (the “Original Issuance Date”). The shares of Stock issued in respect of the Restricted Stock Units may be evidenced in such manner as the Committee shall determine. Notwithstanding the foregoing, if the Original Issuance Date does not occur (i) during an “open window period” applicable to Holder, (ii) on a date when Holder is permitted to sell shares of Stock pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Company’s then effective policy on trading in Company securities (the “Policy”), or (iii) on a date when Holder is otherwise permitted to sell shares of Stock on an established stock exchange or stock market, then such shares will not be delivered on such Original Issuance Date and will instead be delivered on the first business day of the next occurring “open window” period applicable to Holder pursuant to such Policy (regardless of whether Holder has experienced a Termination at such time) or the next business day when Holder is not prohibited from selling shares of Stock on the open market, but in no event later than the later of (x) December 31st of the calendar year in which the Original Issuance Date occurs (that is, the last day of Holder’s taxable year in which the Original Issuance Date occurs), or (y) to the extent permitted by Treasury Regulations Section 1.409A-1(b)(4) without penalty, the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which the Original Issuance Date occurs.

Termination:	Section 7(d) of the Plan regarding treatment of Restricted Stock Units is incorporated herein by reference and made a part hereof.
Transfer Restrictions:

Holder shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock Units before they vest and are settled, and any attempt to sell, transfer, pledge, or otherwise encumber the Restricted Stock Units in violation of the foregoing shall be null and void.

General Unsecured Creditor:	Holder shall have only the rights of a general unsecured creditor of the Company until shares of Stock are issued in respect of the Restricted Stock Units.

No Rights as a Stockholder:

Neither the Restricted Stock Units nor this Award Agreement shall entitle Holder to any voting rights or other rights as a stockholder of the Company unless and until the shares of Stock in respect of the Restricted Stock Units have been issued in settlement thereof. Without limiting the generality of the foregoing, no dividends (whether in cash or shares of Stock) or dividend equivalents shall accrue or be paid with respect to any Restricted Stock Units.

Additional Terms:	The Restricted Stock Units shall be subject to the following additional terms:

●
Any certificates representing the shares of Stock delivered to Holder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

●
Holder shall be the record owner of the shares of Stock issued in respect of the Restricted Stock Units until or unless such shares of Stock are repurchased or otherwise sold or transferred in accordance with the terms of the Plan, and as record owner shall generally be entitled to all rights of a stockholder with respect to the shares of Stock issued in respect of the Restricted Stock Units.

● Upon issuance of shares of Stock in respect of the Restricted Stock Units, Holder shall be required to satisfy applicable withholding tax obligations, if any, as provided in the Plan.
● This Award Agreement does not confer upon Holder any right to continue as an employee or service provider of the Service Recipient or any other member of the Company Group.

● This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

●
Holder understands that the Restricted Stock Units are intended to be exempt from Section 409A of the Code as a “short term deferral” to the greatest extent possible and the Restricted Stock Units will be administered and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on Holder as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

●
Holder agrees that the Company may deliver by email all documents relating to the Plan or the Restricted Stock Units (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify Holder by email or such other reasonable manner as then determined by the Company.

●
This Award Agreement and the Plan constitute the entire understanding and agreement of the parties hereto and supersede all prior negotiations, discussions, correspondence, communications, understandings, and agreements (whether oral or written and whether express or implied) between the Company and Holder relating to the subject matter of this Award Agreement. Without limiting the foregoing, to the extent Holder has entered into an employment or similar agreement with the Company or any of its affiliates prior to the Date of Grant, and the terms noted in such employment or similar agreement are inconsistent with or conflict with this Award Agreement, then the terms of this Award Agreement will supersede and be deemed to amend and modify the inconsistent or conflicting terms set forth in such employment or similar agreement.

* * *

THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THIS AWARD AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS UNDER THIS AWARD AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF BOTH THIS AWARD AGREEMENT AND THE PLAN.

XBP EUROPE HOLDINGS, INC.		HOLDER

By:
	Signature		Signature

Title:		Print Name:

Date:		Date: